                                                           Exhibit No. EX-99.p.1

                                  GAM USA INC.

                                 CODE OF ETHICS
          PURSUANT TO RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
                                       AND
               RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940

This Code of Ethics and Policy  Statement  (the  "Code")/1/  shall  apply to the investment  operations  of GAM USA Inc.  ("GAM USA"),  its  affiliates  named in
Appendix B hereto (the "Affiliates"), and all US registered investment companies for which it or the  Affiliates act as investment  adviser or underwriter  (such registered  investment companies are collectively  referred to herein as "Funds"
or a "Fund"),  as required by Rule 17j-1 of the Investment  Company Act of 1940,
as amended (the "1940 Act"),  and Rule 204A-1 of the Investment  Advisers Act of
1940,  as  amended  (the  "Advisers  Act").  The Code  applies  to every  person
Associated Person/2/ of GAM USA, the Affiliates,  or any Fund, which means every partner,  officer,  director and employee  thereof (the "GAM  Group").  The Code extends to the  activities of such  Associated  Persons  within and outside such person's  duties of these  entities.  The Code governs  conflicts of interest in personal  Securities/3/  transactions that may arise when Associated  Persons of the GAM Group invest in  Securities  that are held or to be acquired by Advisory
Clients,/4/  and is  designed  to  prevent  circumstances  that may result in an actual or potential conflict of interest or the appearance thereof and abuses of an individual's position of trust and responsibility.

The Code  incorporates  the Policies  and  Procedures  (the "Policy  Statement")
required by Section  204A of the  Advisers  Act which are  reasonably  designed, taking into  consideration  the nature of GAM USA's business and the business of its  affiliated  US registered  advisers,  to prevent any  Associated  Person or entity from trading in Securities  while in  possession  of material  non-public information ("insider trading").

Every Associated Person must read,  acknowledge receipt/5/ and understanding of, and retain this Code and any  amendments  thereto.  Any questions  regarding the
Code should be referred to the Chief  Compliance  Officer  ("CCO") of GAM USA or
GAM International  Management Limited ("GIML"). This requirement is not meant to require  duplicative signed  acknowledgements to the extent such would duplicate the  requirements  under the "U.K.  Personal  Account Dealing  Policy," which is separate and distinct from this Code.

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/1/ This  Code  uses a number  of  capitalized  terms,  e.g.,  Advisory  Client,
Associated Person, Investment Personnel, Beneficial Ownership, Security, Related
Security, Immediate Family and Personal Securities Transaction. The first time a capitalized  term is used,  a  definition  is either  stated in the text or in a footnote.  A  complete  list of these  capitalized  terms and  their  respective definitions is set forth in Appendix A.

/2/ The term "Associated Person "means every person associated with GAM USA Inc.
the  Affiliates,  or any Fund,  including every partner,  officer,  director and employee thereof.  This term covers not only the Associated Person, but also his or her Immediate  Family (as defined below),  any other member of the Associated
Person's  immediate  household,  or any trust or  estate of which the  person or spouse is a  trustee,  fiduciary  or  beneficiary,  or any  person  for whom the
Associated Person directs or effects  transactions  under a power of attorney or otherwise.

/3/ The term  "Security"  has the meaning  set forth in Section  2(a)(36) of the
1940 Act, and includes  shares,  loan stock, or other fixed income  instruments, warrants,  options,  futures  or any  other  contracts,  units  in a  collective investment  scheme,  shares in funds (offshore and onshore) or instruments dealt in or on any securities market, except that the term does not include securities issued  or  guaranteed  by the  United  States  government  or its  agencies  or instrumentalities,  banker's acceptances,  bank certificates of deposit and time deposits, commercial paper and repurchase agreements.

/4/ The  term  "Advisory  Client"  means a  registered  investment  company,  an institutional investment client, a personal trust or estate, a guardianship,  an employee  benefit  trust,  or another client with which the Advisor by which you are  employed or with which you are  associated  has an  investment  management, advisory or sub-advisory contract or relationship.

/5/ See Appendix C for form of acknowledgement.

I.   POLICY STATEMENT OF GENERAL PRINCIPLES AND PROHIBITED CONDUCT

A.  Standards of Conduct

All  Associated  Persons  have a duty at all  times to place  the  interests  of
Advisory  Clients  above their own  interests,  and never to take  inappropriate advantage of their position. All Associated Persons are prohibited from engaging in, or recommending,  any Securities transaction that places or appears to place their own interests above that of any Advisory Client, and shall insure that all personal Securities  transactions are conducted consistent with this Code or any other separate  procedures in force as to any  particular  entity within the GAM
Group for the protection of Advisory  Clients,  and in such a manner as to avoid any actual or  potential  conflict of  interest,  or any abuse of an  Associated
Person's position of trust and  responsibility.  Associated Persons are required to comply  with U.S.  federal  securities  laws  applicable  to the GAM  Group's business as outlined in the  respective  Compliance and  Supervisory  Procedures
Manuals/6/ for each entity.

B.  Reporting Obligations of Associated Persons

In New York,  use of an automated  system/7/  is required  for all  reporting by
Associated  Persons  unless an  exception  has been  granted  by  Compliance./8/
Associated  Persons  located  in  London  or Hong  Kong are  required  to follow reporting  procedures  outlined in the "U.K.  Personal  Account Dealing Policy,"
which  incorporate  equivalent  information as required in report forms attached hereto  as  Appendix  D, E and  F.  See  procedures  on GAM  Online  or  contact
Compliance.

1.   Initial  Report Within 10 calendar days of commencing  employment or within
     10  calendar  days of any event  that  causes  you to become an  Associated
     Person  under  this  Code,  you  must  provide  Compliance  with a list  of
     Securities  holdings and brokerage  accounts in which you have a Beneficial
     Ownership/9/ interest.  These reports must be current to within 45 calendar days of  becoming an  Associated  Person and must  include the  information required in the form attached hereto as Appendix D.

     Compliance will arrange for your  broker-dealer to furnish  Compliance with duplicate  copies of  transaction  confirmations  for any  account you or a member of your Immediate Family/10/ has a Beneficial Ownership interest.

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/6/ Each  registered  investment  adviser and Fund  maintains a  Compliance  and
Supervisory  Procedures  Manual as required by the SEC compliance  program rules
(Rule 206(4)-7 of the Advisers Act and Rule 38a-1 of the 1940 Act).

/7/ The New York office is  currently  using the  StarCompliance  system to meet reporting obligations under this Code.

/8/  "Compliance"  means the CCO of the  Funds,  GAM USA or GIML or such  person designated by such CCO as being responsible for the day-to-day administration of the Code.

/9/ An Associated Person is considered to have a "Beneficial Ownership" interest in any  Security  when they have the  opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction  in that Security.  You are  presumed to have a  Beneficial  Ownership  interest in any  Security  held, individually or jointly,  by you and/or by a member of your Immediate Family (as defined below). In addition, unless specifically excepted by Compliance based on a showing that your interest or control is sufficiently  attenuated to avoid the possibility of a conflict, you will be considered to have a Beneficial Ownership interest  in a Security  held by: (1) a joint  account to which you are a party,
(2) a partnership in which you are a general  partner,  (3) a limited  liability company  in which  you are a  manager-member,  or (4) a trust in which  you or a member of your Immediate Family has a pecuniary interest.

/10/ The term "Immediate  Family" means any of the following  persons who reside in your  household or who depend on you for basic living  support:  your spouse, any child, stepchild,  grandchild,  parent,  stepparent,  grandparent,  sibling, mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

     You must also  certify  that the  contents of the report and any  documents attached thereto disclose all such Securities and accounts.

2.   New  Accounts  Upon the opening of a new account that holds or is likely to hold a Security in which you have a Beneficial Ownership interest, you must promptly give written notice to Compliance of the name of the broker-dealer for that account, the identifying number for that account and the date that the account was established.

3.   Timely Reporting of Security  Transactions In addition,  you must report to
     Compliance,  on a timely basis,  any transaction in a Security in which you have or acquired a Beneficial  Ownership interest that was made without the use of a registered broker-dealer.

4.   Annual Holdings Report All Associated  Persons must report to Compliance on an  annual  basis  the  holdings  of all  Securities  in which  they have a
     Beneficial Ownership interest.  This requirement can generally be satisfied by  acknowledging  the accuracy of the Annual Holdings Report  generated by the automated system or otherwise providing Compliance with the information included in the form attached  hereto as Appendix E. The information in the
     Annual  Holdings  Report  must be  current  as of a date  no  more  than 45 calendar days before the report is submitted.

     If you have a Beneficial  Ownership interest in a Security that is not held in an account with a broker-dealer  or other custodian from whom Compliance receives  periodic  statements and duplicate  transaction  confirmations of your  account as an  interested  party,  then you must  complete the Annual
     Holdings Report attached hereto as Appendix E and submit it to Compliance.

5.   Annual  Certification All Associated  Persons are required to certify on an annual  basis,  through  the  automated  system  or on a copy  of the  form attached  hereto as  Appendix C, that they have read,  understand  and will continue to comply with the Code.

B.  Prohibited Conduct

For purposes of the following  prohibitions,  "Investment  Personnel" shall mean any Associated  Person who, in connection  with his or her regular  functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security  by an  Advisory  Client,  or whose  functions  relate to the making of any recommendations with respect to such purchases or sales.

1.   Personal  Interest  in   Securities/Issuers   All  Associated  Persons  are
     prohibited from recommending Securities transactions to any Advisory Client without  disclosing his or her interest,  if any, in such Securities or the issuer thereof, including without limitation:

     o    any direct or indirect Beneficial  Ownership of any Securities of such issuer;
     o    any contemplated transaction by such person in such Securities;
     o    any position with such issuer or its affiliates; and
     o    any present or proposed business  relationship  between such issuer or its affiliates and such person or any party in which such person has a significant interest.

2.   Confidential   Information  All  information  concerning  the  identity  of
     Security  holdings  and  financial  circumstances  of  Advisory  Clients is confidential  and may only be disclosed by Associated  Persons  pursuant to policies of GAM USA and its  Affiliates  on this  subject.  All  Associated
     Persons are prohibited  from divulging  current and  anticipated  portfolio transactions  or  strategies,  programs  and  studies  of  GAM  USA  or its
     Affiliates  with  respect  to any  Advisory  Client to anyone  unless it is properly within his or her duties to do so.

3.   Private  Placements and IPOs As an Associated  Person,  you may not acquire
     Beneficial  Ownership of any Security in a private  placement or an initial public offering (an "IPO"), or subsequently sell such interests, unless you have  received  the  prior  written  approval  of  Compliance  and  of  any
     supervisor  that  may  be  designated  by  Compliance.   Approval  of  such
     investments  will not be  given  unless a  determination  is made  that the investment  opportunity  should not be reserved for an Advisory Client, and that the opportunity to invest has not been offered to you solely by virtue of your  position with the GAM Group.  See Section III for further  details and Appendix G for form of approval.

4.   Blackout Periods Investment  Personnel shall refer to Section II, Item 6 to determine any Blackout  Period  applicable to transactions in Securities in which his or her Fund holds a position  or for which a sale or  purchase is contemplated.

5.   Short-Term  Trading  Profits All Associated  Persons shall refer to Section
     II, Item 4 of this Code to determine any restriction on short-term trading.

6.   Gifts No  Associated  Persons may accept a gift (other than one or more not exceeding $100 in combined value or its  approximate  equivalent in another currency)  from any person that does  business with or on behalf of any GAM
     Group entity.

7.   Money Market Funds with Check Writing Authority All Associated  Persons are
     required  to  notify   Compliance  of  initial   participation   in  and/or
     termination of a Money Market Account.  With respect to redemptions,  where an employee  maintains check writing authority on the money market account, the  employee  will be  required  to notify  Compliance  only if they write check(s) in an amount above $50,000.

8.   Inside  Information All Associated  Persons are prohibited from engaging in any Securities  transaction for their own benefit or the benefit of others, including  Advisory  Clients,  while in possession  of material  non-public information/11/  concerning such Securities. As more fully set forth in the
     GAM Groups's Inside Information  Policy on GAM Online,  information in your possession  that  you  identify  as  material  and  non-public  may  not be communicated to anyone,  including persons within the GAM Group,  except to
     Compliance.  In addition,  care should be taken so that such information is secure.  For example,  files  containing  material  non-public  information
     should  be  sealed  and  access  to  computer  files  containing   material
     non-public information should be restricted.

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/11/ Material  Information  means  information  for which there is a substantial likelihood that a reasonable  investor would consider it important in making his or her investment  decisions,  or information that is reasonably certain to have an effect on the price of a company's securities.  Material information does not have to relate to a  company's  business.  For  example,  information  about the contents of a  forthcoming  newspaper  or magazine  article  that is expected to affect  the  price of a  security  should  be  considered  material.  Similarly, information concerning significant  transactions that a GAM Group entity intends to execute on behalf of a Fund or managed account could be material  information and is prohibited from being communicated.

Information that should be considered material includes,  but is not limited to, dividend changes,  earnings  estimates,  changes in previously released earnings estimates,  significant  expansion or curtailment  of operations,  a significant increase  or  decline  in  orders,  significant  new  products  or  discoveries, extraordinary  borrowing,  purchase or sale of substantial  assets,  significant merger or acquisition  proposals,  major  litigation,  liquidity  problems,  and extraordinary  management  developments.  Information is non-public until it has been effectively  communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public,  such as information appearing in the Dow Jones news service,  Reuters  Economic  Services,  The Wall
Street Journal or other  publications of general  circulation or  communications generally available to the public.

     Penalties  for  trading  on or  merely  communicating  material  non-public information are severe, both for the individuals  involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties  below  even if he or she does not  personally  benefit  from the violation. Penalties include:

     *    TREBLE  DAMAGES - fines for the person who  committed the violation of up to three times the profit  gained or loss  avoided,  whether or not the person actually benefited.

     *    CIVIL  FINES - for the  employer  or other  controlling  person to the greater of $1 Million or three  times the amount of the profit  gained or loss avoided.

     *    JAIL SENTENCES - Up to 10 Years.

     *    CIVIL INJUNCTIONS

In  addition to the  penalties  set forth  above  concerning  misuse of material non-public information,  penalties for violations of Rule 17j-1 of the 1940 Act, may  include  fines of up to  $10,000  as well as jail  sentences  of up to five years.

II.  PROCEDURES FOR PERSONAL SECURITIES TRANSACTIONS

The following  procedures  have been  established to aid  Associated  Persons in avoiding conflicts of interest and insider trading,  and to aid the GAM Group in preventing,  detecting  and  imposing  sanctions  against  such  conduct.  Every
Associated  Person must adhere to the  procedures  set forth in this Section II.
Those  Associated  Persons  who fail to  comply  with  this  Code or such  other procedures  to which they are subject  with  respect to Advisory  Clients,  risk serious  sanctions,  including  but not limited to, a warning,  disgorgement  of profits, and/ or dismissal.  In addition to sanctions,  violations may result in substantial  personal  civil  liability or criminal  penalties.  If you have any questions about these procedures you should consult Compliance.

1.   All  Associated  Persons  engaging in any personal  Securities  transaction shall report such  transaction(s)  in writing to Compliance within 24 hours of effecting such transaction(s)./12/

     The report shall include the date of the transaction,  the Security traded, number of shares and the principal  amount of each Security;  the nature of the transaction;  the price at which it was effected; and the broker-dealer or bank  through  which  it was  traded.  See  Appendix  F for  information required in a Securities  transaction  report.  Compliance  shall institute internal procedures for conducting periodic reviews of transactions against the Fund's  trade  reports  to  determine  that no  apparent  or  potential conflict  exists.  This  requirement  extends to  transactions  in personal accounts,  joint accounts with a spouse,  accounts you have established for the benefit of a dependent  child and all  accounts for which you have sole or joint discretionary power over, including a 401(k) or retirement account held  outside of the GAM Group as well as the  accounts of other  Immediate
     Family  members.   Shares  of  registered  open-end  investment  companies,
     including  the GAM Funds,  Inc.,  are required to be reported.  See limited exception at Section I.B., Item 7.

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/12/ The term "engaging in any personal  securities  transaction" means purchasing  or  selling,  directly  or  indirectly,  any  Security  in which the
Associated  Person  has, or by reason of such  transaction  would  acquire,  any direct or indirect Beneficial Ownership.

2.   All persons who have reported under paragraph 1 above shall, within 30 days of such  transaction,  submit or have  submitted  to  Compliance  a bank or broker's confirmation detailing the transaction. This reporting requirement can be  satisfied  by having  duplicate  confirmations  of such  Securities transactions sent to Compliance by your bank or brokerage firm(s).

3.   Reporting under paragraph 1 above shall not be required for:

     (i)  purchases or sales  effected in any account over which the  Associated
          Person  has  no  direct  or  indirect   control  over  the  investment
          decision-making process (e.g., discretionary trading accounts);

     (ii) transactions that are non-volitional;

     (iii)purchases that are part of a systematic  investment  plan or automatic dividend  reinvestment plan; provided,  however,  that notification of participation  in or  termination  of  such  plan  must  be  given  to
          Compliance;

     (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all  holders  of a class of  Securities,  to the  extent  such rights  were  acquired  from  such  issuer,  and the sale of rights so acquired; or

     (v)  any Securities transaction, or series of related transactions, engaged in by  non-management  directors  of any GAM  Group  entity  or by the
          Independent Directors of the Fund; provided,  however, that (i) in the case of the Funds' Independent  Directors,  a report shall be filed if the  Independent  Fund  Director  knew,  or in the ordinary  course of fulfilling  his or her official  duties as a Director of a Fund should have known,  that during the 15-day  period  immediately  preceding or after the date of the  transaction  in a Security  by the  Independent
          Director,  such  Security is or was purchased or sold by a Fund or the purchase or sale was  considered by the Fund or the Adviser;  and (ii)
          in the case of each  non-management  director  of the GAM Group,  such persons  shall  report  with  respect  to such of his or her  personal
          Securities  transactions  required to be reported  hereunder not later than 10 days  after  the end of the  calendar  quarter  in  which  the transaction to which the report relates was effected.

4.   Short-Term Trading Restriction

     Securities  purchased may not be sold by an  Associated  Person at a profit until at least 60 days from the purchase trade date,  and  Securities  sold may not be  repurchased  at a lower  price  until at least 60 days from the sale trade date. Any violation will result in  disgorgement  of all profits from the transaction.  (This restriction on 60 day short-term trades may be waived by  Compliance  with  respect to trades of 500 shares or less of the common  stock  of a  company  with a market  capitalization  of at least $1 billion or in other appropriate cases.) With respect to open-end investment companies  the short term trading  restrictions  of that fund's  prospectus applies./13/  With  respect  to the  GAM  Funds,  Inc.,  a 60  day  trading restriction  applies to all Funds that do not impose a  redemption  fee and for Funds that do impose a  redemption  fee,  the Fund  applicable  trading restriction will apply. With regard to the GAM Funds, Inc.,  Compliance may waive  the 60 day  trading  restriction  where  it is  determined  that the employee can  demonstrate  that the trade is not part of a pattern of rapid trading that would be  destructive to the Fund, the proceeds are needed for a  personal/financial  reason such as the  purchase  of a home,  payment of taxes, etc. or the transaction is otherwise  consistent with this Code. The
     Fund applicable  trading  restriction may be waived by Compliance where you pay the  redemption fee imposed by the Fund and the trade is determined not to be part of a pattern of rapid trading that would be  destructive  to the
     Fund.

5.   Transactions in UBS AG Stock

     All Associated  Persons are required to seek prior approval from Compliance before  engaging in any  purchases or sales of common stock of UBS AG. This
     pre-authorization   requirement  does  not  extend  to  the  non-volitional
     purchases  associated with the UBS Equity Plus Plan (the "Plan").  However, the subsequent volitional sale of shares of common stock of UBS AG acquired through participation in the Plan (having been held for the required period pursuant  to the  Plan)  as  well as the  exercise  or  exersale  (cashless exercise)  of vested  options  granted  under the  Plan,  are  transactions requiring prior approval from Compliance.

6.   Investment Personnel

     Compliance will inform those Associated  Persons who fall into the category of Investment  Personnel.  As well as observing the personal  dealing rules for all Associated  Persons that are outlined above,  Investment  Personnel are  required  to  obtain  pre-approval  from  Compliance  of any  personal dealings  in  Securities  that they  intend to effect.  See  Appendix F for pre-approval  form. To this end,  Investment  Personnel must obtain WRITTEN authority from Compliance to undertake any  transactions  BEFORE they deal.
     This requirement for prior approval shall apply to transactions in units or shares of GAM Funds  whether  managed by you or not. To avoid any potential conflicts,  all Investment  Personnel are encouraged not to invest directly into  Securities,  but  instead  to  utilise  GAM Funds for their  personal investment activities.  Investment Personnel are, nevertheless,  subject to the short-term trading restrictions as set forth in item 4 above.

     Investment  Personnel  must  not deal  personally  in  Securities  within 7 business  days  (either  in  advance or  retrospectively)  of  transactions executed in the same Security or Related Security/14/ on behalf of funds or portfolios which you manage or administer.

     Unless otherwise specified, Investment Personnel must place and execute the approved personal Securities  transaction by the end of trading in New York or, in the case of  Investment  Personnel  employed by GIML,  by the end of trading in the United Kingdom on the day written approval was obtained from
     Compliance.  If a proposed personal Securities  transaction is not executed
     (with the exception of a limit order) within the time  specified,  you must repeat the pre-approval process before executing the transaction.

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/13/ All employees are encouraged, as a matter of policy, not to market time or otherwise  engage in rapid trading of open-end mutual funds or otherwise engage in destructive trading practices prohibited or discouraged by such funds.

/14/ The term  "Related  Security"  means,  as to any Security,  any  instrument related in value to that Security,  including, but not limited to, any option or warrant to purchase or sell that Security,  and any Security convertible into or exchangeable for that Security

     Compliance may undertake such  investigation  as it considers  necessary to investigate whether personal Securities  transaction for which pre-approval has been sought complies with the terms of this Code and is consistent with the standards of conduct described above.

III. PRIVATE PLACEMENTS AND IPOs

Transactions  involving IPOs or privately  offered  Securities  usually  involve complex  issues of  potential  conflicts  of  interest  or  personal  advantage.
Transactions  involving  IPOs may also be subject to various  SEC and NASD rules and regulations,  including  restrictions from participation in the offering. It is recommended that all such offerings be discussed with Compliance sufficiently in advance to allow time for full consideration.

Associated  Persons  shall not take  advantage  of any private  investment  that constitutes a "corporate  opportunity"  belonging to the GAM Group without first offering such  opportunity to the GAM Group and obtaining  approval from the GAM
Group.  The  determination  as to whether any private  investment  constitutes a
"corporate opportunity" belonging to the GAM Group will be made by Compliance.

In determining whether a private investment opportunity  constitutes a corporate
opportunity   belonging  to  the  GAM  Group,  the  following   factors,   taken
collectively, may be considered:

     o    the  circumstances  in which the officer,  director or employee became aware of the opportunity;
     o    the significance of the opportunity to the GAM Group and its degree of interest in the opportunity;
     o    whether  the  opportunity  relates  to the  GAM  Group's  existing  or contemplated business;
     o    whether  the GAM  Group  is  legally  authorized  to  make  use of the opportunity;
     o    whether  there is a reasonable  basis for the GAM Group to expect that
          the  officer,   director  or  employee  should  make  the  opportunity
          available to the GAM Group;
     o    whether the officer,  director or employee  utilized the  resources of the GAM Group in pursuing or exploiting the opportunity; and
     o    any other relevant factor.

In making  any  determination  with  respect  to a  corporate  opportunity,  all doubtful  situations  will be resolved in favor of the GAM Group and against the personal interests of the officer, director or employee involved.

Under the Code, private investments will not be approved by Compliance unless it is determined that

     o    the investment should not be reserved for an Advisory Client,
     o    the investment was not offered to the individual solely because of his or her position with the GAM Group, and
     o    it is unlikely that the Securities  will be of a material  interest to an Advisory Client in the near future.

IV.  REPORTING REQUIREMENTS OF MEMBERS OF THE GAM GROUP

Each  entity  that is a  member  of the GAM  Group  subject  to the  Code  shall designate  from  its  staff a  Compliance  Officer  who  shall be  charged  with monitoring  compliance with such procedures by all persons subject thereto.  The
Compliance  Officer  shall report to the CCO of the Funds on a quarterly  basis, certifying that there have been no violations by such GAM Group personnel of the policies,  and, upon the occurrence of a breach of the policies,  the Compliance
Officer  shall  notify  the CCO for the  Funds  in  writing  promptly  following discovery of the  violation,  describing  the nature and scope of the breach and any actual or proposed  remedial  and/or punitive action taken or to be taken in respect of the violation. To the extent the Compliance Officer of GAM USA is the
CCO of the Funds, such report shall be directed to the Secretary or Treasurer of the Funds. See Appendix H for a list of persons  designated with  responsibility to the roles described under the Code and Policy Statement.

V.   REPORTING VIOLATIONS

Associated Persons are required to report any violations of the Code they become aware of promptly to Compliance or other appropriate  personnel as designated in the  Whistleblower  Policy in effect in the  office  where  such  violation  has occurred.  Any  violation of the Code  reported to a  designated  person under a
Whistleblower  Policies,  must also be reported by the  designee to  Compliance.
Through its Whistleblower  Policy's,  the GAM Group is committed to providing an avenue for its Associated  Persons to raise concerns and have  reassurance  that they will be protected from reprisals for "whistleblowing" in good faith.

VI.  UNAFFILIATED FUND ADVISERS

Where the Funds shall  employ the services of advisers  that are not  affiliated with the GAM Group other than in their role as adviser to a Fund, the CCO of the
Fund shall be responsible for reviewing the policies and procedures  adopted and in effect with respect to the personal Securities transactions of such adviser's personnel  to ensure that the  interests  of the Fund and its  shareholders  are adequately protected. A current copy of the policies and procedures of each such adviser shall be maintained with the books and records of the Fund at all times.
On a quarterly  basis,  the CCO shall request from the  appropriate  employee or agent acting on behalf of the adviser, a certification that no violations of the adviser's code have occurred in the prior quarter,  or, in the event a breach of such  procedures has occurred,  a description in writing of the nature and scope of the breach and any actual or proposed  remedial  and/or punitive action taken or to be taken by the adviser in respect of the violation.

VII. RECORDKEEPING

Compliance  shall  maintain  in a readily  accessible  place with the Code (i) a record of any  violation  of the Code and of any action  taken as result of such violations  for a period of not less than five  years  following  the end of the fiscal year in which the violation occurred;  (ii) a copy of each report made by an  Associated  Person  pursuant to this Code for a period of not less than five years from the end of the fiscal year in which it is made; (iii) a record of all written  acknowledgements  of receipt of the Code and  amendments  thereto for a period five years after any individual  ceases to be an Associated  Person;  and
(iv) a list of all  persons  who are,  or within  the past five years have been, required to make reports pursuant to the Code.

                                   APPENDIX A

                                  Defined Terms

The following definitions apply to the capitalized terms used in the Code:

Advisory  Client  means  a  registered   investment  company,  an  institutional
investment  client,  a personal  trust or estate,  a  guardianship,  an employee benefit  trust,  or  another  client  with  which the  Advisor  by which you are employed or with which you are associated has an investment management, advisory or sub-advisory contract or relationship.

Affiliates means those entities set forth on Appendix B.

Associated  Person  means  every  person  associated  with  GAM  USA  Inc.,  the
Affiliates, or any Fund, including every partner, officer, director and employee thereof.  This term covers not only the Associated  Person,  but also his or her
Immediate  Family,  (as  defined  below),  any other  member  of the  Associated
Person's  immediate  household,  or any trust or  estate of which the  person or spouse is a  trustee,  fiduciary  or  beneficiary,  or any  person  for whom the
Associated Person directs or effects  transactions  under a power of attorney or otherwise.

Beneficial Ownership
As a  general  matter,  you  are  considered  to have a  "Beneficial  Ownership"
interest in a Security if you have the opportunity,  directly or indirectly,  to profit or share in any profit derived from a transaction  in that Security.  You are  presumed to have a  Beneficial  Ownership  interest in any  Security  held, individually or jointly,  by you and/or by a member of your Immediate Family (as defined below). In addition, unless specifically excepted by Compliance based on a showing that your interest or control is sufficiently  attenuated to avoid the possibility of a conflict, you will be considered to have a Beneficial Ownership interest  in a Security  held by: (1) a joint  account to which you are a party,
(2) a partnership in which you are a general  partner,  (3) a limited  liability company  in which  you are a  manager-member,  or (4) a trust in which  you or a member of your Immediate Family has a pecuniary interest. As a technical matter, the term "Beneficial  Ownership" for purposes of the Code will be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) in determining whether a person has  beneficial  ownership  of a Security for purposes of Section 16 of the Securities  Exchange Act of 1934, as amended,  and the rules and regulations thereunder.

Compliance means the CCO of the Funds, GAM USA or GIML or such person designated by such CCO as being responsible for the day-to-day administration of the Code.

Fund or Funds means all US registered  investment  companies for which it or the
Affiliates act as investment adviser or underwriter.

GAM  Group  means  GAM  International  Management  Limited,  GAM USA  Inc.,  GAM
Services,  Inc. GAM Investments,  Inc., GAM Funds, Inc. and entities  comprising the GAM Avalon Funds.

Immediate Family means any of the following persons who reside in your household or who  depend  on you  for  basic  living  support:  your  spouse,  any  child, stepchild, grandchild, parent, stepparent,  grandparent, sibling, mother-in-law, father-in-law,  son-in-law,  daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

Investment  Personnel means any Associated Person who, in connection with his or her regular functions or duties, makes,  participates in, or obtains information regarding  the  purchase or sale of a Security by an Advisory  Client,  or whose functions  relate to the  making of any  recommendations  with  respect  to such purchases or sales.

Related Security means, as to any Security,  any instrument  related in value to that Security,  including, but not limited to, any option or warrant to purchase or sell that Security,  and any Security  convertible  into or exchangeable  for that Security.  For example, the purchase and exercise of an option to acquire a
Security is subject to the same restrictions that would apply to the purchase of the Security itself.

Security has the meaning set forth in Section 2(a)(36) of the Investment Company
Act of 1940, as amended,  and includes shares, loan stock, or other fixed income instruments,  warrants,  options,  futures  or any other  contracts,  units in a collective  investment  scheme,  shares  in  funds  (offshore  and  onshore)  or instruments dealt in or on any securities market,  except that the term does not include  securities issued or guaranteed by the U.S.  government or its agencies or  instrumentalities,  banker's  acceptances,  bank certificates of deposit and time deposits, commercial paper and repurchase agreements.

                                   APPENDIX B

        GAM International Management Limited (Affiliate of Fund Adviser)
                GAM Investments, Inc. (Affiliate of Fund Adviser)
                      GAM Services, Inc. (Fund Underwriter)

                                   APPENDIX C

                                 ACKNOWLEDGEMENT

I hereby  acknowledge  that I have read,  understand  and will  comply  with the foregoing Code ("GAM Code of Ethics").

I also  understand that any violations of the GAM Code of Ethics or any policies of the GAM Group  incorporated  by reference  herein may subject me to dismissal from the entity with which I am employed within the GAM Group.

By signing below I agree to place and have placed the interests of the GAM Group and the GAM  Group's  clients,  at all  times  material  hereto,  before  my own personal  interests.  I further  certify that I will and have  complied with the prohibition  relating to the possession of material  non-public  information (as defined  in the GAM Code of  Ethics).  I also  agree not to accept  and have not accepted any "gifts" in excess of $100.00 as set forth herein.

Date: _________________________

                                        ___________________________________
                                        Name (Printed)

                                        ___________________________________
                                        Signature

                                   APPENDIX D

                             Initial Holdings Report

This report is required of all  employees  hired on or after March 1, 2000,  who are  subject  to the  GAM  USA  Code of  Ethics  and  have  been  identified  as
"Associated Persons" or "Investment  Personnel" as those terms are defined under the Code.

   This report must be completed and returned to London or New York Compliance within 10 days of receipt. Identify each Security/15/ held by you or for your direct or indirect benefit./16/

--------------------------------------------------------------------------------
 Title of the Security or                             Number of Shares
Name of Issuer (including                            Held or Principal
    ticker or CUSIP)        Type of Security       Amount of the Security
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Identify  the name and  address  of each  Broker-Dealer  or Bank  with  whom you maintain  an account in which  Securities  are held for your  direct or indirect benefit.

--------------------------------------------------------------------------------
Name of Broker-Dealer or Bank                          Address and Telephone
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I hereby certify that the  information  provided on this form is current as of a date no more than 45 days before the date of this  report and I have  identified all of the  Securities  and all accounts that hold  Securities in which I have a
Beneficial Ownership interest

Name (printed): _____________________       Date: _____________________

Signature:  _________________________

--------
/15/ For a definition of Security, please refer to the Code.

/16/ Includes  yourself and immediate  family  members  (i.e.,  spouse and minor children). If unsure, please refer to the Code.

                                   APPENDIX E

                             Annual Holdings Report

This report is required of all employees, who are subject to the GAM USA Code of
Ethics  and  have  been  identified  as  "Associated   Persons"  or  "Investment
Personnel" as those terms are defined under the Code.

      This report must be current as of December 31, 200_ and submitted to
    London or New York Compliance no later than February 14, 200_. Identify each Security/17/ held by you or for your direct or indirect benefit./18/

--------------------------------------------------------------------------------
 Title of the Security or                             Number of Shares
Name of Issuer (including                            Held or Principal
    ticker or CUSIP)        Type of Security       Amount of the Security
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Identify  the name and  address  of each  Broker-Dealer  or Bank  with  whom you maintain  an account in which  Securities  are held for your  direct or indirect benefit.

--------------------------------------------------------------------------------
Name of Broker-Dealer or Bank                          Address and Telephone
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I hereby certify that the  information  provided on this form is current as of a date no more than 45 days before the date of this  report and I have  identified all of the  Securities  and all accounts that hold  Securities in which I have a
Beneficial Ownership interest

Name (printed): _____________________       Date: _____________________

Signature:  _________________________

--------
/17/ For a definition of security, please refer to the Code.

/18/ Includes  yourself and immediate  family  members  (i.e.,  spouse and minor children). If unsure, please refer to the Code.

                                   APPENDIX F

                            Sample Transaction Report

                             Name: John T. Smith

                            Group: Associated Person

                           Office: New York - NY

                     Phone Number: (212) 407-4600

                   Date Requested: 1/11/2005 12:25:46 PM

Security to Buy :

Name                Symbol           Identifier      Type           Market Cap
Microsoft Corp.     MSFT             0046545646      Common Stock   N/A

Trade Request Information:

# Shares  Price   Total/Principal  Is Limited   Is IPO   On Behalf Of   Exchange
                                   Offering
150       26.73   4009.50          No           No       Self           NYSE

Account Information:

Broker Name      Account Number     Date Opened     Is Electronic     Is Managed
                                                    Feed              Account
Merrill Lynch    0021-99060582558    2/10/2004      No                No

I also  certify  that I am  unaware of any  recent  purchases  and sales of this security in any client account.

Signature: JTS

Status: This request was approved by System Account on Friday,  January 11, 2005 at 12:25:46 PM.

Reviewed By: System Account    Date: 1/11/2005 12:25:46 PM    Approval: Approved

Comment: No violation has been found by the COE automatic approval system.

The trade request is approved.

 * All time(s) displayed on this page are based on the Local Time of the Server.

                                   APPENDIX G

                     PRIVATE PLACEMENT APPROVAL REQUEST FORM

Since investments in private  Securities  offerings often involve complex issues of potential conflicts of interest or personal advantage,  please respond to the following questions relating to your potential investment.

     1.   Is the investment  opportunity  being  considered  suitable for one or more Advisory Clients of the GAM Group?

     2.   Is the investment  opportunity being offered to you solely as a result of your position with the GAM Group?

     3.   Is there any likelihood that the Securities being offered will be of a material interest to a GAM Group Advisory Client in the near future?

Please  supply  a copy of the  private  placement  memorandum  and  any  related offering documents to Compliance for review.

You must  receive  written  approval  from  Compliance  before  engaging  in the proposed investment transaction.

                                   APPENDIX H

As of January 31, 2005, the following  individuals held the following  positions within GAM Group:

CCO for GAM USA:                                   Michael J. Bessel

CCO for GIML:                                      Fiona Newlands

CCO for the Funds:                                 Michael J. Bessel

CCO for GAM Services, Inc.:                        Michael J. Bessel

Vice President and Treasurer of the Funds:         Kevin J. Blanchfield

Secretary of the Funds:                            Kenneth A. Dursht

He/she may delegate  his or her  functions as he or she sees fit and may consult outside counsel as appropriate.

With the exception of Fiona  Newlands,  all individuals are located in New York.
Ms  Newlands  is located  in the London  office.  Contact  information  for each individual is maintained on GAM Online.